Exhibit 3.1
ARTICLES OF AMENDMENT AND RESTATEMENT
OF
HINES GLOBAL REIT, INC.
     Hines Global REIT, Inc., a Maryland corporation (hereinafter, the “Company”), hereby certifies to the Department of Assessments and Taxation of the State of Maryland that:
     FIRST: The Company desires to amend and restate its charter as currently in effect and as hereinafter amended.
     SECOND: All of the provisions of the charter which are now in effect and as amended hereby in accordance with the Maryland General Corporation Law, are as follows:
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ARTICLE I
ORGANIZATION
     Hines Global REIT, Inc. (the “Company”) is a Maryland corporation within the meaning of the Maryland General Corporation Law (“Maryland Corporation Law”).
ARTICLE II
NAME AND CERTAIN DEFINITIONS
      Section 2.1. Name. The name of the Company is “Hines Global REIT, Inc.” The Board of Directors of the Company (the “Board of Directors”) may determine that the Company may use any other designation or name for the Company.
     Section 2.2. Certain Definitions. As used in these Articles of Incorporation, the terms set forth below shall have the following respective meanings:
     “Acquire” is defined in Section 7.1(a).
     “Acquisition Expenses” means any and all expenses incurred by the Company, the Advisor, the Operating Partnership, or any of their Affiliates in connection with the selection or acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on Assets not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of Assets, whether or not acquired.
     “Acquisition Fee” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property or the origination of or investment in Assets, including, without limitation, real estate commissions, selection fees, Development Fees and Construction Fees

(except as provided in the following sentence), nonrecurring management fees, consulting fees, loan fees, points, or any other fees of a similar nature. Excluded shall be any commissions or fees incurred in connection with the leasing of property, and Development Fees or Construction Fees paid to any Person not affiliated with the Advisor in connection with the actual development and construction of any project.
     “Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article IX hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.
     “Advisory Agreement” means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.
     “Affiliate” means (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, ten percent or more of the outstanding voting securities of such other Person, (B) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such other Person, (C) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (D) any executive officer, director, trustee or general partner of such other person, or (E) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
     “Affiliated Person,” “Affiliated Purchaser” or “Affiliated Seller” means the Sponsor, the Advisor, a Director or any Affiliate of the foregoing.
     “Articles of Incorporation” means the charter of the Company, as the same may be amended or supplemented from time to time.
     “Asset” means any Property, Mortgage or other investments (other than investments in bank accounts, money market funds or other current assets) owned by the Company, directly or indirectly.
     “Average Invested Assets” means, for a specified period, the average of the aggregate book value of the Assets in which the Company invests, whether directly or indirectly, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.
     “Beneficial Ownership” is defined in Section 7.1(a).
     “Beneficiary” is defined in Section 7.1(a).
     “Board of Directors” is defined in Section 2.1.
     “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     “Bylaws” means the Bylaws of the Company, as the same may be amended from time to time.
     “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.
     “Commencement of the Initial Public Offering” means the date that the Securities and Exchange Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.
     “Common Shares” is defined in Section 6.1.
     “Company” is defined in the Article I.
     “Competitive Commission” means a commission for the purchase or sale of an Asset which is reasonable, customary, and competitive in light of the size, type, and if applicable the location of the Asset.
     “Constructive Ownership” is defined in Section 7.1(a).
     “Construction Fee” means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation for a Property.
     “Contract Price of an Asset” means the amount actually paid or allocated to the investment in origination, purchase, development, construction or improvement of an Asset, exclusive of Acquisition Fees and Acquisition Expenses.
     “Dealer Manager” means Hines Real Estate Securities, Inc., an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering of the Shares. Hines Real Estate Securities, Inc. is a member of the Financial Industry Regulatory Authority.
     “Department” is defined in Section 6.4.
     “Development Fee” means a fee for the packaging of a Property, including negotiating and approving plans, and any assistance in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.
     “Director” is defined in Section 5.2(a).
     “Distributions” means any distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Excepted Holder” is defined in Section 7.1(a).
     “Excepted Holder Limit” is defined in Section 7.1(a).
     “Excess Shares” is defined in Section 7.1(a).
     “Excess Shares Trust” is defined in Section 7.1(a).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.
     “Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement, fees paid to the Dealer Manager or other Organization and Offering Expenses. For the purposes of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.
     “Indemnitee” is defined in Section 12.2(b)(i).
     “Independent Director” means a Director who is not, and within the last two years has not been, directly or indirectly associated with the Advisor or Sponsor by virtue of (i) ownership of an interest in the Advisor or Sponsor or their Affiliates, other than the Company or any other Affiliate with securities registered under the Exchange Act, (ii) employment by the Advisor or Sponsor or their Affiliates, (iii) service as an officer, trust manager or director of the Advisor or Sponsor or their Affiliates, other than as a director of the Company or any other Affiliate with securities registered under the Exchange Act, (iv) performance of services, other than as a Director, for the Company or any other Affiliate with securities registered under the Exchange Act,, (v) service as a director, trust manager or trustee of more than three real estate investment trusts advised by the Advisor or organized by the Sponsor, or (vi) maintenance of a material business or professional relationship with the Advisor or Sponsor or any of their Affiliates. An indirect association with the Advisor or Sponsor shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor or Sponsor or any of their Affiliates or the Company. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the Director from the Advisor or Sponsor and their Affiliates exceeds five percent of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis.
     “Independent Expert” means any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.
     “Individual” is defined in Section 7.1(a).
     “Initial Date” means the date on which Shares are first issued in the Company’s first Offering.
     “Initial Public Offering” means the first Offering pursuant to an effective registration statement filed under the Securities Act.
     “Joint Ventures” means those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or general partner established to acquire or hold Assets.
     “Junior Debt” is defined in Section 10.3(e).
     “Leverage” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.
     “Listing” means the listing of the Common Shares on a national securities exchange or the trading of the Common Shares in the over-the-counter market. Upon such Listing, the Common Shares shall be deemed Listed.
     “Market Price” is defined in Section 7.1(a).
     “Maryland Corporation Law” is defined in Article I.
     “Mortgages” mean, in connection with mortgage financing provided, invested in, participated in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.
     “NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007 and in effect on the Initial Date.
     “Net Assets” means the total Assets of the Company (other than intangibles), at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.
     “Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s Assets.
     “Net Sales Proceeds” means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company or the Operating Partnership from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company or the Operating Partnership in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.
     “Non-Compliant Tender Offer” is defined in Section 8.10.
     “Non-Transfer Event” is defined in Section 7.1(a).
     “Offering” means any offering and sale of Shares, including pursuant to the Reinvestment Plan.
     “OP Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as the same may be amended from time to time.
     “OP Units” means Partnership Units (as such term may be defined in the OP Partnership Agreement from time to time) representing certain partner interests in the Operating Partnership.
     “Operating Expenses” means all costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory expenses, but excluding

(i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, tax services, costs related to compliance with the Sarbanes Oxley Act of 2002, underwriting, brokerage, Listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees, (vi) Acquisition Fees and Acquisition Expenses, (vii) distributions made with respect to interests in the Operating Partnership and (viii) all fees and expenses associated or paid in connection with the acquisition, disposition, management and ownership of real estate interests, loans, or other Assets (such as real estate commission, disposition fees, debt financing fees and the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
     “Operating Partnership” means Hines Global REIT Properties LP, a Delaware limited partnership and any successor thereof.
     “Organization and Offering Expenses” means all costs and expenses incurred by and to be paid from the Assets in connection with the formation of the Company and the qualification and registration of an Offering, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), expenses for printing, engraving, amending registration statements or supplementing prospectuses, mailing and distributing costs, telephone and other telecommunications costs, all advertising and marketing expenses, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under Federal and State laws, including taxes and fees, accountants’ and attorneys’ fees.
     “Ownership Limit” is defined in Section 7.1(a).
     “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and (for purposes of Article VII) a group to which an Excepted Holder Limit applies.
     “Permitted Transferee” is defined in Section 7.1(a).
     “Preferred Shares” is defined in Section 6.1.
     “Proceeding” is defined in Section 12.2(a)(ii).
     “Prohibited Owner” is defined in Section 7.1(a).
     “Property” or “Properties” means, as the context requires, any, or all, respectively, of the Real Property acquired by the Company, directly or indirectly through joint venture arrangements or other partnership or investment interests.

     “Prospectus” means the same as that term is defined in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act, or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling Securities to the public.
     “Real Property” or “Real Estate” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.
     “REIT” means a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both as defined pursuant to the REIT Provisions of the Code.
     “REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.
     “Reinvestment Plan” is defined in Section 6.9.
     “Restriction Termination Date” is defined in Section 7.1(a).
     “Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.
     “Roll-up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange for at least 12 months, or (ii) a transaction involving the conversion to limited liability company, partnership, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of the holders of the Common Shares, the term of existence of the Company, compensation to the Advisor or Sponsor or the investment objectives of the Company.
     “Sale” or “Sales” means (i) any transaction or series of transactions whereby: (A) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Asset or portion thereof, including any event with respect to any Asset which gives rise to insurance claims or condemnation awards; (D) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such Mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof, but (ii) not including any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more Assets within 180 days thereafter.
     “Securities” means Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Selling Commissions” means any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to the Dealer Manager.
     “Senior Debt” is defined in Section 10.3(6).
     “Shares” is defined in Section 6.1.
     “Soliciting Dealers” means those broker-dealers that are members of the Financial Industry Regulatory Authority or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other selling agreements with the Dealer Manager to sell Shares.
     “Special OP Units” means a separate series of partnership interests issued by the Operating Partnership pursuant to the OP Partnership Agreement.
     “Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:
     (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

     (b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;
     (c) having a substantial number of relationships and contacts with the Company;
     (d) possessing significant rights to control Company properties;
     (e) receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company’s industry; or
     (f) providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.
     “Stockholder List” is defined in Section 8.8(a).
     “Stockholders” means the holders of record of Shares.
     “Subsidiary” is defined in Section 7.1(a).
     “Tendered Shares” is defined in Section 8.10.
     “Trading Day” is defined in Section 7.1(a).
     “Transfer” is defined in Section 7.1(a).
     “Trustee” is defined in Section 7.1(a).
     “2%/25% Guidelines” is defined in Section 9.9.
     “Unimproved Real Property” means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.
ARTICLE III
POWERS AND PURPOSE
     The Company is organized as a corporation under the Maryland Corporation Law for any lawful business or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force (including, without limitation or obligation, engaging in business as a REIT) and shall have all further powers consistent with such law and appropriate to attain its purposes, including, without limitation or obligation, qualifying as a REIT.
ARTICLE IV
RESIDENT AGENT AND PRINCIPAL OFFICE
     The name of the resident agent of the Company in the State of Maryland is The Corporation Trust Incorporated, whose address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The address of the principal office of the Company in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore,

Maryland 21202. The Company may have such offices or places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.
ARTICLE V
BOARD OF DIRECTORS
     Section 5.1. Powers.
          (a) Subject to the limitations herein or in the Bylaws, the business and affairs of the Company shall be managed under the direction of the Board of Directors. The Board of Directors shall have the full, exclusive and absolute power, control and authority over the property of the Company and over the business of the Company. The Board of Directors may take any actions as in its sole judgment and discretion are necessary or desirable to conduct the business of the Company. These Articles of Incorporation shall be construed with a presumption in favor of the grant of power and authority to the Board of Directors. Any construction of these Articles of Incorporation or determination made in good faith by the Board of Directors concerning its powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in these Articles of Incorporation or in the Bylaws shall in no way be construed or deemed, by inference or otherwise, in any manner to exclude or limit the powers conferred upon the Board of Directors under the Maryland Corporation Law, general laws of the State of Maryland or any other applicable laws.
          (b) Except as otherwise provided in the Bylaws, the Board of Directors, without any action by the Stockholders, shall have and may exercise, on behalf of the Company, without limitation, the power to:
     (i) adopt, amend and repeal the Bylaws;
     (ii) elect officers in the manner prescribed in the Bylaws;
     (iii) solicit proxies from Stockholders; and
     (iv) do any other acts and deliver any other documents necessary or appropriate to the foregoing powers.
          (c) If the Company elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a REIT; provided however, that if the Board of Directors determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article VII is no longer required for REIT qualification.

     Section 5.2. Number and Classification.
          (a) The Board of Directors initially has three members (the “Directors”). The number of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Company, and may be increased or decreased from time to time in the manner prescribed in the Bylaws; provided, however, that upon Commencement of the Initial Public Offering, the total number of Directors shall never be fewer than three nor more than ten. The holders of a majority of the Shares entitled to vote who are present in person or by proxy at an annual meeting of Stockholders at which a quorum is present may, without the necessity for concurrence by the Board of Directors, vote to elect the Directors. Except as may otherwise be provided in the terms of any Preferred Shares issued by the Company, each Director shall hold office for one year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.
          (b) The name and address of the Directors who shall serve until their successors are duly elected and qualify are:

Name	Address
Jeffrey C. Hines	c/o 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118

C. Hastings Johnson	c/o 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118

Charles M. Baughn	c/o 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118
          (c) The Directors may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors prior to the first annual meeting of Stockholders in the manner provided in the Bylaws.
     The Company elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the Maryland Corporation Law, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred. Notwithstanding the foregoing sentence, the Independent Directors who remain on the Board of Directors shall nominate replacements for vacancies among the Independent Directors’ positions.
          (d) Upon the Commencement of the Initial Public Offering, a majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. Cumulative voting for the election of Directors is prohibited.
     Section 5.3. Experience. Each Director, other than the Independent Directors, shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.
     Section 5.4. Committees. The Directors may establish such committees as they deem appropriate, in their discretion, provided that at least a majority of the members of each committee are Independent Directors.
     Section 5.5. Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders, including, a specific fiduciary duty to supervise the relationship of the Company with the Advisor.
     Section 5.6. Resignation or Removal. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Directors (if any), any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, or by the affirmative vote of the holders of at least a majority of votes entitled to be cast generally in the election of Directors.
     Section 5.7. Approval by Independent Directors. A majority of Independent Directors must approve all applicable matters as specified in Sections 6.9, 9.1, 9.2, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 10.1, 10.3(f), 10.3(j) and 12.2, 12.3(c), 12.4 herein.
     Section 5.8. Certain Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Articles of Incorporation, shall be final and conclusive and shall be binding upon the Company and every holder of Shares: the amount of the Net Income for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other distributions on Shares; the amount of paid-in surplus, Net Assets, other surplus, annual or other cash flow, funds from operations, net profit, Net Assets in excess of capital, undivided profits or excess of profits over losses on Sales of Assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any Asset owned or held by the Company or any Shares; the number of Shares of any class of the Company; any matter relating to the acquisition, holding and disposition of any Assets by the Company; any conflict between the Maryland Corporation Law and the provisions set forth in the NASAA REIT Guidelines; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Articles of Incorporation or Bylaws or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination; and provided, further, that to the extent the Board determines that the Maryland Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines control to the extent any provisions of the Maryland Corporation Law are not mandatory.
ARTICLE VI
SHARES
     Section 6.1. Authorized Shares. The total number of shares of capital stock (the “Shares”) which the Company has authority to issue is 2,000,000,000, consisting of: (a) 1,500,000,000 common shares, $0.001 par value per share (“Common Shares”), and (b) 500,000,000 preferred shares, $0.001 par value per share (“Preferred Shares”). The aggregate par value of all authorized Shares having par value is $2,000,000. To the extent permitted by Maryland law, the Board of Directors may amend these Articles of Incorporation to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Company is authorized to issue, without any action of the Stockholders of the Company. All Shares shall be fully paid and nonassessable when issued. Pursuant to Section 2-208 of the Maryland Corporation Law, the Board of Directors may classify or reclassify any authorized but unissued Shares from time to time, without amending the Articles of Incorporation. The Company shall at all times reserve and keep available, out of its authorized but unissued Shares, such number of Shares as shall from time to time be sufficient solely for the purpose of effecting the redemption, conversion or exchange of the outstanding OP Units and other interests in the Operating Partnership that are convertible or exchangeable into Shares. The Company shall issue Shares upon the redemption, conversion or exchange of the OP Units and other interests in the Operating Partnership in accordance with the terms of the OP Partnership Agreement. All Shares shall be personal property entitling the Stockholders only to those rights provided in these Articles of Incorporation or designated by the Board of Directors in accordance with these Articles of Incorporation. The Stockholders shall have no interest in the property of the Company and shall have no right to compel any partition, division, dividend or distribution of the Company or the Company’s Assets except as specifically set forth in these Articles of Incorporation. The rights of all Stockholders and the terms of all shares are subject to the provisions of these Articles of Incorporation and the Bylaws.
     Section 6.2. Common Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares. To the extent permitted by Maryland law and as contemplated by Section 6.4, the Board of Directors may classify or reclassify any authorized but unissued Common Shares from time to time into one or more classes or series of Shares. Subject to the provisions of Article VII and except as may otherwise be specified in the terms of any class or series of Common Shares, each Common Share shall entitle the holder thereof to one vote on each matter upon which holders of all Common Shares are entitled to vote. The holders of all Common Shares will participate equally in (i) dividends payable to holders of Common Shares when and as authorized by the Board of Directors and declared by the Company and (ii) the Company’s net assets available for distribution to holders of Common Shares upon liquidation or dissolution.
     Section 6.3. Preferred Shares. Prior to the issuance of a class or series of Preferred Shares, the Board of Directors, by resolution, shall fix the number of shares to be included in each series or class, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series.
          (a) The authority of the Board of Directors with respect to each series or class shall include, but not be limited to, determination of the following:
     (i) The designation of the series or class, which may be by distinguishing number, letter, or title.
     (ii) The dividend rate on the Shares of the series or class, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series or class.
     (iii) The redemption rights, including conditions and the price or prices, if any, for Shares of the series or class.
     (iv) The terms and amounts of any sinking fund for the purchase or redemption of Shares of the series or class.
     (v) The rights of the Shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the

Company, and the relative rights of priority, if any, of payment of Shares of the series or class.
     (vi) Whether the Shares of the series or class shall be convertible into Shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such Shares shall be convertible and all other terms and conditions upon which such conversion may be made.
     (vii) Restrictions on the issuance of Shares of the same series or class or of any other class or series.
     (viii) The voting rights of the holders of Shares of the series or class.
     (ix) Any other relative rights, preferences and limitations on that series or class, subject to the express provisions of any other series or class of Preferred Shares then outstanding.
          (b) Notwithstanding the authority granted to the Board of Directors in paragraph (a) above, the voting rights per Preferred Share of any series or class of Preferred Shares sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of Shares as the consideration paid to the Company for each privately-held Preferred Share bears to the book value of each outstanding Share.
     Notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of Shares of such series then outstanding) the number of Shares, or alter the designation or classify or reclassify any unissued Shares of a particular series or class of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the Shares, the terms, rights, restrictions and qualifications of the Shares of any such series or class of Preferred Shares.
     Section 6.4. Classified or Reclassified Shares. Prior to the issuance of Shares classified or reclassified by the Board of Directors pursuant to Section 6.1, the Board of Directors by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set, subject to the provisions of Article VI and VII and subject to the express terms, rights, powers and preferences of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “Department”) pursuant to Section 2-208 of the Maryland Corporation Law. Any of the terms of any class or series of Shares established pursuant to this Section 6.4(c) or otherwise in these Articles of Incorporation may be made dependent upon facts or events ascertainable outside these Articles of Incorporation (including determinations or actions by the Board of Directors) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the Articles of Incorporation.
     Section 6.5. Authorization by the Board of Directors of Share Issuance.
          (a) The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or Securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Directors may deem advisable (or without consideration in the case of a Share split, Share dividend as otherwise allowed by the Maryland Corporation Law in order to qualify as a REIT), subject to such restrictions or limitations, if any, as may be set forth in these Articles of Incorporation or the Bylaws. The issuance of Preferred Shares shall also be approved by a majority of Independent Directors not otherwise interested in the transaction, who shall have access at the Company’s expense to the Company’s legal counsel or to independent legal counsel.
          (b) Subject to Section 5.1(c) herein, no determination shall be made by the Board of Directors and no transaction shall be entered into by the Company that would cause any Shares or other beneficial interest in the Company not to constitute “transferable shares” or “transferable certificates of beneficial interest” under Section 856(a)(2) of the Code, or which would cause any distribution to constitute a preferential dividend as described in Section 562(c) of the Code. Additionally, the Company may, without the consent or approval of any Stockholder, issue fractional Shares, eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share. When issued, all Shares shall be non-assessable.
     Section 6.6. Dividends and Distributions.
          (a) Subject to the preferences and rights of any class or series of Shares, the Board of Directors may from time to time authorize the Company to declare and pay to Stockholders such dividends and distributions, in cash or other assets of the Company, or in Securities of the Company or from any other source as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to authorize the Company to declare and pay promptly such dividends and distributions as shall be necessary for the Company to qualify as a REIT; however, Stockholders shall have no right to any dividend or distribution unless and until authorized by the Board of Directors and declared by the Company.
          (b) The Company will make no distributions of in-kind property except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company or distributions in connection with the liquidation of the Assets in accordance with the terms of these Articles of Incorporation unless: (i) the Board of Directors advises each Stockholder of the risks associated with direct ownership of the property, (ii) the Board of Directors offers each Stockholder the election of receiving in-kind property distributions, and (iii) the Company distributes in-kind property only to those Stockholders who accept such offer by the Board of Directors.

     Section 6.7. Suitability Standards. Upon the Commencement of the Initial Public Offering and until Listing, the following provisions shall apply:
          (a) Subject to suitability standards established by individual states or any higher standards established by the Board of Directors to become a Stockholder in the Company, if the prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account as defined in the Code), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:
     (i) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or
     (ii) that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000.
          (b) The Sponsor and each Person selling Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder:
     (i) meets the minimum income and net worth standards established for the Company;
     (ii) can reasonably benefit from the Company based on the prospective Stockholder’s overall investment objectives and portfolio structure;
     (iii) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and
     (iv) has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Stockholder may lose the entire investment; (3) the lack of liquidity of Company Shares; (4) the restrictions on transferability of Company Shares; (5) the background and qualifications of the Sponsor or the Advisor; and (6) the tax consequences of the investment. The Sponsor or each Person selling shares on behalf of the Sponsor or the Company shall make this determination on the basis of information or representations it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors. The Sponsor or each Person selling Shares on

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behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records or copies of representations made for at least six years.
          (c) Subject to certain individual state requirements, the issuance of Shares under the Reinvestment Plan, or higher standards established by the Board of Directors from time to time, no Stockholder will be permitted to make an initial investment in the Company by purchasing a number of Shares valued at less than $2,500.
     Section 6.8. Repurchase of Shares. The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, Advisor, Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.
     Section 6.9. Distribution Reinvestment Plans. The Board of Directors may establish, from time to time, a distribution reinvestment plan or plans (a “Reinvestment Plan”). Pursuant to such a Reinvestment Plan, (i) all material information regarding Dividends to the Stockholders and the effect of reinvesting such Dividends, including the tax consequences thereof, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.
ARTICLE VII
RESTRICTIONS ON TRANSFER AND OWNERSHIP
     Section 7.1. Restrictions on Transfer and Ownership.
          (a) Definitions. For purposes of Article VII, the following terms shall have the meanings set forth below:
          “Acquire” means the acquisition of Beneficial or Constructive Ownership of Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or a Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.
          “Beneficial Ownership,” when used with respect to ownership of Shares by any Person, shall mean ownership of Shares which are (a) directly owned by such Person, (b) indirectly owned by such Person for purposes of Section 542(a)(2) of the Code, taking into account the constructive ownership rules of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code or (c) beneficially owned by such Person pursuant to Rule 13d-3 under the Exchange Act. Whenever a Person Beneficially Owns Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) (“Option Shares”), then, whenever these Articles of Incorporation require a determination of the percentage of outstanding shares of a class of Shares Beneficially Owned by that Person, the Option Shares Beneficially Owned by that Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.
          “Beneficiary” shall mean, with respect to any Excess Shares Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Company as the beneficiary or beneficiaries of such Excess Shares Trust, in accordance with the provisions of Section 7.2(d).
          “Constructive Ownership” shall mean ownership of Shares by a Person who is or would be treated as a direct or indirect owner of such Shares through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.
          “Excepted Holder” shall mean a Stockholder for whom an Excepted Holder Limit is created by the Board of Directors of the Company pursuant to Section 7.1(d)(ii) hereof.
          “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors of the Company pursuant to Section 7.1(d)(ii), the ownership limit with respect to the Shares of the Company established by the Board of Directors of the Company pursuant to Section 7.1(d)(ii) for or in respect of such holder.
          “Excess Shares” means the excess shares, par value $0.001 per share, exchanged for Common Shares or Preferred Shares, as the case may be, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company’s status as a REIT under the Code.
          “Excess Shares Trust” shall mean any separate trust created and administered in accordance with the terms of Section 7.2 for the exclusive benefit of any Beneficiary.
          “Individual” shall mean (a) an “individual” within the meaning of Section 542(a)(2) of the Code, as modified by Section 544 of the Code and/or (b) any beneficiary of a “qualified trust” (as defined in Section 856(h)(3)(E) of the Code) which qualified trust is eligible for look-through treatment under Section 856(h)(3)(A) of the Code for purposes of determining whether a REIT is closely held under Section 856(a)(6) of the Code.
          “Market Price” means, until the Common Shares are Listed, the price per Common Share if Shares have been sold during the prior quarter pursuant to a registration statement filed with the Securities and Exchange Commission and otherwise a price per Common Share determined on the basis of a quarterly valuation of the Company’s Assets. Upon

Listing, market price shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding such day (or those days during such ten (10)-day period for which Closing Prices are available). The “Closing Price” on any date shall mean (a) where there exists a public market for the Company’s Common Shares, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or (b) if no public market for the Common Shares exists, the Closing Price will be determined by a single, independent appraiser selected by the Board of Directors of the Company which appraiser shall appraise the Market Price for such Common Shares within such guidelines as shall be determined by the Board of Directors of the Company.
          “Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own a greater number of Shares than such Person Beneficially Owned or Constructively Owned immediately prior to such event. Non-Transfer Events include, but are not limited to, (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares (or of Beneficial Ownership of Shares) or (b) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for Shares or for interests in any Person that directly or indirectly results in changes in Beneficial Ownership or Constructive Ownership of Shares.
          “Ownership Limit” shall mean, with respect to each class or series of Shares, 9.8% (by value or number of Shares, whichever is more restrictive) of the outstanding Shares of such class or series, and with respect to all outstanding Shares, 9.8% (by value or number of Shares, whichever is more restrictive) of all such outstanding Shares.
          “Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.2(h).
          “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to Shares by the provisions of Section 7.2(a).
          “Restriction Termination Date” shall mean the first day on which the Board of Directors determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify under the Code as a REIT.

          “Subsidiary” shall mean any direct or indirect subsidiary, whether a corporation, partnership, limited liability company or other entity, of the Company.
          “Trading Day” shall mean a day on which the principal national securities exchange on which any of the Common Shares are listed or admitted to trading is open for the transaction of business or, if none of the Common Shares are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
          “Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares or of Beneficial Ownership of Shares (including but not limited to the initial issuance of Common Shares by the Company), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning.
          “Trustee” shall mean any Person or entity, unaffiliated with both the Company and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Shares that would have been owned of record by the Prohibited Owner), designated by the Company to act as trustee of any Excess Shares Trust, or any successor trustee thereof.
          (b) Restrictions.
     (i) Except as provided in Section 7.1(d)(i), from and after the Initial Date and until the Restriction Termination Date, any Transfer of Shares that, if effective, would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or any direct or indirect Subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), shall be void ab initio as to the Transfer of that number of Shares that would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), and the intended transferee shall acquire no rights in such Shares.
     (ii) (1) Except as provided in Section 7.1(d)(ii), from and after the Initial Date and until the Restriction Termination Date, no Person (other than an Excepted Holder) shall Beneficially Own Shares in excess of the Ownership Limit and no Excepted Holder shall Beneficially Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

     (2) Except as provided in Section 7.1(d)(ii), from and after the Initial Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Person (other than an Excepted Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such Shares.
     (3) Except as provided in Section 7.1(d)(ii), from and after the Initial Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Excepted Holder Beneficially Owning Shares in excess of the applicable Excepted Holder Limit shall be void ab initio as to the Transfer of that number of Shares which would be otherwise Beneficially Owned by such Excepted Holder in excess of the applicable Excepted Holder Limit established for such Excepted Holder by the Board of Directors of the Company pursuant to Section 7.1(d)(ii), and the intended transferee shall acquire no rights in such Shares.
     (4) Notwithstanding anything to the contrary set forth herein, the provisions of this Section 7.1(b)(ii) shall be applied only insofar as may be necessary to accomplish the intents and purposes of the foregoing.
     (iii) From and after the Initial Date and until the Restriction Termination Date, any purported Transfer of Shares that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of Shares that would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such Shares.
     (iv) From and after the Initial Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such Shares.
     (v) Except as provided in Section 7.1(d)(i), from and after the Initial Date and until the Restriction Termination Date, any purported Transfer that, if effective, would (1) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (2) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases directly or indirectly from the Company a “qualified lodging facility” (within the meaning of Section 856(d)(8)(B) of the Code) to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, shall be void ab initio as to the Transfer of that number of Shares that would cause such Person to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code or an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, as applicable, and the intended transferee shall acquire no rights in such Shares.
          (c) Owners Required to Provide Information.
          Until the Restriction Termination Date:
     (i) Every record owner of more than 5%, or such lower percentages as is then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Shares of the Company shall, no later than January 30 of each year, provide to the Company a written statement or affidavit stating the name and address of such record owner, the number of Shares owned by such record owner, and a description of how such shares are held. Each such record owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company’s status as a REIT and to ensure compliance with the Ownership Limit.
     (ii) Each Person who is a Beneficial Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner shall, within thirty (30) days of receiving written request from the Company therefor, provide to the Company a written statement or affidavit stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned by such Beneficial Owner, a description of how such shares are held, and such other information as the Company may request in order to determine the Company’s status as a REIT and to ensure compliance with the Ownership Limit.
          (d) Exceptions.
     (i) The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to the Board of Directors of the Company, may, in its sole discretion, prospectively or retroactively waive the application of Section 7.1(b)(i) or Section 7.1(b)(v) to a Person subject, as the case may be, to any such limitations on Transfer, provided that (1) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Shares will not now or in the future result in the Company failing to satisfy the gross income limitations provided for in Sections 856(c)(2) and (3) of the Code and (2) insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (A) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (B) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into Excess Shares pursuant to Section 7.2(a).
     (ii) The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to the Board of Directors of the Company, may, in its sole discretion, prospectively or retroactively, waive the application of the Ownership Limit to a Person otherwise subject to any such limit, provided that (1) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Shares will not now or in the future (A) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (B) cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code) and to fail either the 75% gross income test of Section 856(c)(3) of the Code or the 95% gross income test of Section 856(c)(2) of the Code, (C) result in the Shares of the Company being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, or (D) cause the Company to receive “impermissible tenant service income” within the meaning of Section 856(d)(7) of the Code, and (2) such Person provides to the Board of Directors of the Company such representations and undertakings, if any, as the Board of Directors of the Company, may in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Shares not subject to the exception), and, insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (A) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (B) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into Excess Shares pursuant to Section 7.2(a).

     (iii) The Board of Directors of the Company may only reduce the Excepted Holder Limit for an Excepted Holder (1) with the written consent of such Excepted Holder at any time or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit. Notwithstanding the foregoing, nothing in this Section 7.1(d)(iii) is intended to limit or modify the restrictions on ownership contained in Section 7.1(b)(ii) and the authority of the Board of Directors of the Company under Section 7.1(d)(i).
          (e) Public Market. Notwithstanding any provision contained herein to the contrary, nothing in these Articles of Incorporation shall preclude the settlement of any transaction entered into through the facilities of any national securities exchange or any automated quotation system. In no event, however, shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Shares into Excess Shares as contemplated herein.
          (f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.1, including any definition contained in Section 7.1(a) above, the Board of Directors of the Company shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 7.1 with respect to any situation based on the facts known to it.
          (g) Remedies Not Limited. Except as set forth in Section 7.1(e) above, nothing contained in this Section 7.1 or Section 7.2 shall limit the authority of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit or the Excepted Holder Limit.
          (h) Notice to Stockholders Upon Issuance or Transfer. Upon issuance or transfer of Shares, the Company shall provide the recipient with a notice containing information about the Shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:
          “The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may (a) Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding Common Shares; (b) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such series of Preferred Shares; (c) Beneficially or Constructively Own shares of one or more classes or series of Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the total outstanding Shares of the Company; or (d) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership, of Common Shares and/or Preferred Shares in excess of the above limitations must immediately notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted Transfer, transaction or other event. Any purported Transfer of Common Shares and/or Preferred Shares which results in violation of the ownership or transfer limitations set forth in these Articles of Incorporation shall be void ab initio and the intended transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby will be automatically converted into Excess Shares to the extent of violation of such limitations, and such Excess Shares will be automatically transferred to an Excess Shares Trust, all as provided by the Articles of Incorporation of the Company. All defined terms used in this legend have the meanings identified in the Company’s Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”
          Instead of the foregoing information, the notice may state that the Company will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge.
     Section 7.2. Excess Shares.
          (a) Conversion into Excess Shares.
     (i) If, notwithstanding the other provisions contained in these Articles of Incorporation, from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than an Excepted Holder) would Beneficially Own shares of any class or series of Shares in excess of the Ownership Limit, or such that any Person that is an Excepted Holder would Beneficially Own shares of any class or series of Shares in excess of the applicable Excepted Holder Limit, then, except as otherwise provided in Section 7.1(d), (1) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Shares Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of Shares the ownership of which by a Beneficial Owner would cause (A) a Person to Beneficially Own shares of any class or series of Shares in excess of the Ownership Limit or (B) an Excepted Holder to Beneficially Own shares of any class or series of Shares in excess of the applicable Excepted Holder Limit, as the case may be, (2) such number of Shares in excess of the Ownership Limit or the applicable Excepted Holder Limit, as the case may be (rounded up to the nearest whole share), shall be automatically converted into an equal number of Excess Shares and transferred to an Excess Shares Trust in accordance with Section 7.2(d) and (3) the Prohibited Owner shall submit the certificates, if any, representing such number of Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. If the Shares that are converted into Excess Shares are not Common Shares, then the Excess Shares into which they are converted shall be deemed to be a separate series of Excess Shares with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Shares, followed by the words “Excess Shares” in the designation thereof. Such conversion into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close of trading on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing the Shares so converted may be submitted to the Company at a later date.
     (ii) (ii) If, notwithstanding the other provisions contained in these Articles of Incorporation, (1) from and after the Initial Date and prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (2) from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (3) from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event, that, if effective, would result in the Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (4) from and after the Initial Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (A) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (B) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases, directly or indirectly from the Company, a “qualified lodging facility” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the

Code, then, except to the extent a waiver was obtained with respect to such restriction pursuant to Section 7.1(iv), (X) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the Shares with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of Shares, the ownership of which by such purported transferee or record holder would (AA) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (BB) cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (CC) result in the Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (DD)(i) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (ii) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases from the Company, directly or indirectly, a “qualified lodging facility” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, (Y) such number of Shares (rounded up to the nearest whole share) shall be automatically converted into an equal number of Excess Shares and transferred to an Excess Shares Trust in accordance with Section 7.2(d) and (Z) the Prohibited Owner shall submit certificates, if any, representing such number of Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. If the Shares that are converted into Excess Shares are not Common Shares, then the Excess Shares into which they are converted shall be deemed to be a separate series of Excess Shares with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Shares, followed by the words “Excess Shares” in the designation thereof. Such conversion into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close business on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing the Shares so converted may be submitted to the Company at a later date.
     (iii) Upon the occurrence of a conversion of Shares into an equal number of Excess Shares, without any action required by any Person, including the Board of Directors of the Company, such Shares shall be restored to the status of authorized but unissued shares of the particular class or series of Shares that was converted into Excess Shares and may be reissued by the Company as that particular class or series of Shares.
          (b) Remedies for Breach. If the Company, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 7.1(ii) or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 7.1(ii), the Company shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Company or instituting proceedings to enjoin such Transfer or Acquisition, but the failure to take any such action shall not affect the automatic conversion of Shares into Excess Shares and their transfer to an Excess Shares Trust in accordance with Section 7.2(i) and Section 7.2(iv).
          (c) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Shares in violation of Section 7.1(b), or any Person who owned Shares that were converted into Excess Shares and transferred to an Excess Shares Trust pursuant to Sections 7.2(a) and 7.2(d), shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, Acquisition, or Non-Transfer Event, as the case may be, on the Company’s status as a REIT.
          (d) Ownership in Excess Shares Trust. Upon any purported Transfer, Acquisition, or Non-Transfer Event that results in Excess Shares pursuant to Section 7.2(a), such Excess Shares shall be automatically and by operation of law transferred to one or more Trustees as trustee of one or more Excess Shares Trusts to be held for the exclusive benefit of one or more Beneficiaries. Any conversion of Shares into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer, Acquisition or Non-Transfer Event that results in the conversion. Excess Shares so held in trust shall remain issued and outstanding shares of capital stock of the Company.
          (e) Distribution Rights. Each Excess Share shall be entitled to the same dividends and distributions (as to both timing and amount) as may be authorized and declared by the Board of Directors of the Company with respect to shares of the same class and series as the Shares that were converted into such Excess Shares. The Trustee, as record holder of the Excess Shares, shall be entitled to receive all dividends and distributions and shall hold all such dividends and distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such Excess Shares shall repay to the Excess Shares Trust the amount of any dividends or distributions received by it (a) that are attributable to any Shares that have been converted into Excess Shares and (b) which were distributed by the Company to stockholders of record on a record date which was on or after the date that such shares were converted into Excess Shares. The Company shall have the right to take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Shares Beneficially Owned by the Person who, but for the provisions of Sections 7.1 and 7.2, would

Constructively Own or Beneficially Own the Shares that were converted into Excess Shares; and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, shall pay over to the Excess Shares Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.
          (f) Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the Assets of, the Company, each holder of Excess Shares shall be entitled to receive, ratably with each holder of Shares of the same class and series as the shares which were converted into such Excess Shares and other holders of such Excess Shares, that portion of the Assets of the Company that is available for distribution to the holders of such Shares. The Excess Shares Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, winding up or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of, in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Shares and which Transfer or Acquisition resulted in the conversion of the shares into Excess Shares, the product of (a) the price per share, if any, such Prohibited Owner paid for the Shares and (b) the number of Shares which were so converted into Excess Shares and held by the Excess Shares Trust, and, in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in the conversion of the shares into Excess Shares, the product of (1) the price per share equal to the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (2) the number of Shares which were so converted into Excess Shares. Any remaining amount in such Excess Shares Trust shall be distributed to the Beneficiary; provided, however, that in the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the Assets of, the Company that occurs during the period in which the Company has the right to accept the offer to purchase Excess Shares under Section 7.2(j) hereof (but with respect to which the Company has not yet accepted such offer), then (A) the Company shall be deemed to have accepted such offer immediately prior to the time at which the liquidating distribution is to be determined for the holders of Shares of the same class and series as the shares which were converted into such Excess Shares (or such earlier time as is necessary to permit such offer to be accepted) and to have simultaneously purchased such shares at the price per share set forth in Section 7.2(j), (B) the Prohibited Owner with respect to such Excess Shares shall receive in connection with such deemed purchase the compensation amount set forth Section 7.2(i) (as if such shares were purchased by the Company directly from the Excess Shares Trust), (C) the amount, if any, by which the deemed purchase price exceeds such compensation amount shall be distributed to the Beneficiary and (D) accordingly, any amounts that would have been distributed with respect to such Excess Shares in such liquidation, winding-up or distribution (if such deemed purchase had not occurred) in excess of the deemed purchase price shall be distributed to the holders of the Shares and holders of Excess Shares resulting from the conversion of such Shares entitled to such distribution.
          (g) Voting Rights. The holders of Excess Shares shall not be entitled to voting rights with respect to such shares. Any vote by a Prohibited Owner as a purported holder of Shares prior to the discovery by the Company that such Shares have been converted into Excess Shares shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Shares; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind such vote.
          (h) Designation of Permitted Transferee.
     (i) As soon as practicable after the Trustee acquires Excess Shares, but in an orderly fashion so as not to materially adversely affect the price of Shares, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any Excess Shares held by the Trustee; provided, however, that (1) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and (2) any Permitted Transferee so designated may acquire such Excess Shares without violating any of the restrictions set forth in Section 7.1(b) (assuming for this purpose the automatic conversion of such Excess Shares into Shares pursuant to Section 7.2(h)(ii)) and without such acquisition resulting in the re-conversion of the Shares underlying the Excess Shares so acquired into Excess Shares and the transfer of such shares to an Excess Shares Trust pursuant to Sections 7.2(a) and 7.2(d). The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all Excess Shares. Prior to any transfer by the Trustee of Excess Shares to a Permitted Transferee, the Trustee shall give not less than five (5) Business Days’ prior written notice to the Company of such intended transfer to enable the Company to determine whether to exercise or waive its purchase rights under Section 7.2(j). No such transfer by the Trustee of Excess Shares to a Permitted Transferee shall be consummated unless the Trustee has received a written waiver of the Company’s purchase rights under Section 7.2(j).
     (ii) Upon the designation by the Trustee of a Permitted Transferee and compliance with the provisions of this Section 7.2(h), the Trustee shall cause to be transferred to the Permitted Transferee the Excess Shares acquired by the Trustee pursuant to Section 7.2(d). Upon such transfer of Excess Shares to the Permitted Transferee, such Excess Shares shall be automatically converted into an equal number of Shares of the same class and series as the Shares which were converted into such Excess Shares. Upon the occurrence of such a conversion of Excess Shares into an equal number of Shares, such Excess Shares, without any action required by the Board of Directors of the Company, shall thereupon be restored to the status of authorized but unissued Excess Shares and may be reissued by the Company as Excess Shares. The Trustee shall (1) cause to be recorded on the stock transfer books of the Company that the Permitted Transferee is the holder of record of such number of Shares, and (2) distribute to the Beneficiary any and all amounts held with respect to such Excess Shares after making payment to the Prohibited Owner pursuant to Section 7.2(i).
     (iii) If the Transfer of Excess Shares to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section 7.1(b) (assuming for this purpose the automatic conversion of such Excess Shares into Shares pursuant to Section 7.2(h)(ii)), such Transfer shall be void ab initio as to that number of Excess Shares that cause the violation of any such restriction when such shares are converted into Shares (as described in Section 7.2(h)(ii)) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such Excess Shares or Shares. Such Shares shall be automatically re-converted into Excess Shares and transferred to the Excess Shares Trust from which they were originally Transferred. Such conversion and transfer to the Excess Shares Trust shall be effective as of the close of trading on the Business Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Section 7.2 shall apply to such shares, including, without limitation, the provisions of Sections 7.2(h) through 7.2(j) with respect to any future Transfer of such shares by the Excess Shares Trust.
          (i) Compensation to Record Holder of Shares That Are Converted into Excess Shares. Any Prohibited Owner shall be entitled (following acquisition of the Excess Shares and subsequent designation of and sale of Excess Shares to a Permitted Transferee in accordance with Section 7.2(h) or following the acceptance of the offer to purchase such shares in accordance with Section 7.2(j)) to receive from the Trustee following the sale or other disposition of such Excess Shares the lesser of (1)(A) in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Shares and which Transfer or Acquisition resulted in the conversion of such shares into Excess Shares, the product of (x) the price per share, if any, such Prohibited Owner paid for the Shares and (y) the number of Shares which were so converted into Excess Shares and (B) in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in the conversion of such shares into Excess Shares, the product of (x) the price per share equal to the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (y) the number of Shares which were so converted into Excess Shares, (2) the proceeds received by the Trustee from the sale or other disposition of such Excess Shares in accordance with Section 7.2(h) or Section 7.2(j) or (3) the pro-rata amount of such Prohibited Owner’s initial capital investment in the Company properly allocated to such Excess Shares (determined by multiplying the Prohibited Owner’s total initial capital investment in the Company by a fraction, the numerator of which is the number of shares of the Prohibited Owner’s Shares converted into such Excess Shares and the denominator of which is the total number of Shares held (or purported to be held) by the Prohibited Owner immediately prior to such conversion (including the shares so converted)). Any amounts received by the Trustee in respect of such Excess Shares that is in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 7.2(i) shall be distributed to the Beneficiary. Each Beneficiary and Prohibited Owner shall be deemed to have waived and, if requested, shall execute a written confirmation of the waiver of, any and all claims that it may have against the Trustee and the Excess Shares Trust arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of such Trustee or any failure to make payments in accordance with this Section 7.2 by such Trustee.
          (j) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Company or its designee, at a price per share equal to the lesser of (1) the price per share of Shares in the transaction that created such Excess Shares (or, in the case of a Non-Transfer Event, Transfer or Acquisition in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event, Transfer or Acquisition or (2) the Market Price for the shares that were converted into such Excess Shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of ninety (90) days following the later of (A) the date of the Acquisition, Non-Transfer Event or purported Transfer which results in such Excess Shares or (B) the first to occur of (x) the date the Board of Directors of the Company first determined that an Acquisition, Transfer or Non-Transfer Event resulting in Excess Shares has occurred and (y) the date that the Company received a notice of such Acquisition, Transfer or Non-Transfer Event pursuant to Section 7.2(c).
          (k) Remedies Not Exclusive. Nothing in this Section 7.2 shall limit the authority of the Board of Directors of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its Stockholders in preserving the Company’s status as a REIT.
     Section 7.3. Severability. If any provision of this Article VII or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
     Section 7.4. Waiver. The Company shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article VII if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Company as a REIT.
ARTICLE VIII
STOCKHOLDERS
     Section 8.1. Meetings. There shall be an annual meeting of the Stockholders, to be held upon reasonable notice and within a reasonable period (at least 30 days after the delivery of the annual report) and at a convenient location, within or outside of the State of Maryland, as shall be determined by or in the manner prescribed in the Bylaws, for the election of the Directors and any other proper business. A quorum shall be the presence in person or by proxy of Stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter. Except as otherwise provided in these Articles of Incorporation in Section 8.11, special meetings of Stockholders may be called in the manner provided in the Bylaws. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided in the Bylaws.
     Section 8.2. Voting Rights. Subject to the rights and powers of any class or series of Shares then outstanding, and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters:

          (a) the election of Directors as provided in Section 5.2(a) and the removal of Directors as provided in Section 5.6;
          (b) an amendment of these Articles of Incorporation as provided in Article XIII;
          (c) the dissolution of the Company as provided in Section 15.2;
          (d) a merger or consolidation of the Company, or the sale or disposition of substantially all of the Company’s Assets, as provided in Article XIV; and
          (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the Stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Board of Directors.
     Section 8.3. Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified Shares pursuant to Article VI, or as may otherwise be provided by contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Securities which the Company may issue or sell. Stockholders shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the Maryland Corporation Law or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.
     Section 8.4. Extraordinary Actions. Except as otherwise expressly provided in these Articles of Incorporation and notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all of the votes entitled to be cast on the matter.
     Section 8.5. Action By Stockholders Without a Meeting. To the extent allowed under Maryland Corporation Law, the Bylaws of the Company may provide that any action required or permitted to be taken by the Stockholders may be taken without a meeting by the consent in writing or by electronic transmission of the Stockholders entitled to cast a sufficient number of votes to approve the matter as required by statute, these Articles of Incorporation or the Bylaws of the Company, as the case may be.
   Section 8.6. Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. With respect to Shares owned by the Advisor, any Directors or any of their respective Affiliates, none of the Advisor, the Directors, or any Affiliate of the Advisor or any Director, may vote or consent on matters submitted to the Stockholders regarding the removal of the

Advisor, such Director or any of their respective Affiliates, or on any transaction between the Company and the Advisor, such Director or any of their respective Affiliates. All shares owned by the Advisor, such Director, and any of their respective Affiliates shall be excluded in determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Director and any of their respective Affiliates may not vote or consent.
     Section 8.7. Right of Inspection. Any Stockholder and any designated representative thereof shall be permitted access to the records of the Company to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.
     Section 8.8. Access to Stockholder List.
          (a) An alphabetical list of the names, addresses and telephone number of the Stockholders of the Company, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten days of receipt by the Company of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for postage costs and expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholder’s voting rights, and the exercise of Stockholder rights under federal proxy laws.
          (b) If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Directors shall be liable to any Stockholder requesting the list for the costs, including reasonable attorney’s fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose, including a tender offer or “mini-tender” offer for the Company’s Shares, other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition to and shall not in any way limit other remedies available to Stockholders under federal law, or the laws of any state.
     Section 8.9. Reports. The Directors, including the Independent Directors, shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly-held Securities of the Company within 120 days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the Commencement of the Initial Public Offering that shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions and; (vii) identification of source of dividends.
     Section 8.10. Tender Offers. If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent of the outstanding Shares; provided, however, that such documents are not required to be filed with the Securities and Exchange Commission. In addition, any such Person must provide notice to the Company at least ten business days prior to initiating any such tender offer. If any Person initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Company, in its sole discretion, shall have the right to redeem such non-compliant Person’s Shares and any Shares acquired in such tender offer (collectively, the “Tendered Shares”) at the lesser of (i) the price then being paid per Share of Common Stock purchased in the Company’s latest Offering at full purchase price (not discounted for commission reductions or for reductions in sale price permitted pursuant to the Reinvestment Plan), (ii) the fair market value of the Shares as determined by an independent valuation obtained by the Company or (iii) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Company may purchase such Tendered Shares upon delivery of the purchase price to the Person initiating such Non-Compliant Tender Offer and, upon such delivery, the Company may instruct any transfer agent to transfer such purchased Shares to the Company. In addition, any Person who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 8.10, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Company. The Company maintains the right to offset any such expenses against the dollar amount to be paid by the Company for the purchase of Tendered Shares pursuant to this Section 8.10. In addition to the remedies provided herein, the Company may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 8.10 shall be of no force or effect with respect to any Shares that are then Listed.

     Section 8.11. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by the Chief Executive Officer or President of the Company, by a majority of the Board of Directors or by a majority of the Independent Directors and shall be called by the President of the Company at the request in writing of stockholders owning not less than 10% of the capital stock of the Company issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting. The Company shall provide all stockholders within ten days after receipt of such request, written notice, either in person or by mail, of a special meeting and the purpose or purposes of such special meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in such request, or if none is specified, at a time and place convenient to stockholders.
ARTICLE IX
ADVISOR
     Section 9.1. Appointment and Initial Investment of Advisor. The Board of Directors is responsible for setting the general policies of the Company and for the general supervision of the Company’s business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board of Directors may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor or its Affiliates have made an initial aggregate investment of $200,000 in the Operating Partnership and the Company. The Advisor or any such Affiliate may not sell this initial investment while the Advisor remains the Advisor but may transfer the initial investment to other Affiliates.
     Section 9.2. Supervision of Expenses and the Advisor.
          (a) The Board of Directors shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing, an Advisory Agreement and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board of Directors. The Board of Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Board of Directors. The Board of Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled.
          (b) The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. The Independent Directors will be responsible for reviewing the performance of the Advisor from time to time, but at least annually, and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed, that such compensation is within the limits prescribed by these Articles of Incorporation and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as:
     (i) the amount of the fees paid to the Advisor in relation to the size, composition and performance of the Assets;
     (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company;
     (iii) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services;
     (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan, administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business;
     (v) the quality and extent of service and advice furnished by the Advisor;
     (vi) the performance of the Assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
     (vii) the quality of the Assets relative to the investments generated by the Advisor for its own account.
The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be placed in the minutes of the meetings of the Board of Directors.
          (c) The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.
     Section 9.3. Fiduciary Obligation of the Advisor. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.
     Section 9.4. Affiliation and Functions. The Board of Directors, by resolution or in the Bylaws, may provide guidelines, provisions or requirements concerning the affiliation and functions of the Advisor.
     Section 9.5. Termination. Either a majority of the Independent Directors or the Advisor may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.
     Section 9.6. Disposition Fees on Sale of Assets. Unless otherwise provided in any resolution adopted by the Board of Directors, the Company may pay the Advisor a disposition fee upon sale of one or more Assets, in an amount equal to the lesser of (i) one-half of a Competitive Commission, or (ii) 3% of the sales price of such Asset or Assets. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Commission or an amount equal to 6% of the sales price of such Asset or Assets. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the sale of an Asset or Assets, as determined by a majority of the Independent Directors.
     Section 9.7. Special OP Units.
     (a) The Advisor or an Affiliate has been issued Special OP Units constituting a separate series of partnership interests in the Operating Partnership. The holders of the Special OP Units will be entitled to distributions from the Operating Partnership in an amount equal to 15% of the proceeds from sales, refinancing and other sources after the Company’s stockholders, in the aggregate, have received or are deemed to have received cumulative distributions equal to 100% of their invested capital, plus an 8% cumulative, non-compounded, annual pre-tax return thereon.
     (b) Following (i) the listing of the Shares on a national securities exchange, (ii) a merger, consolidation or sale of substantially all of the Assets of the Company or any similar transaction, (iii) any transaction pursuant to which a majority of the Directors then in office are replaced or removed, (iv) a non-renewal of the Advisory Agreement by the Company or the Operating Partnership, but not by the Advisor, or (v) the termination of the Advisory Agreement by the Company or the Operating Partnership but not by the Advisor, other than in connection with (i), (ii) and (iii) above, the Company shall (to the fullest extent funds are legally available for such purposes) at the election of the Advisor or its Affiliates, purchase all or a portion of the OP Units into which the Special OP Units may be converted upon happening of any of the events listed in (i) to (v) above.
     (c) The purchase price shall be paid in cash or, at the election of the holder, Shares, and shall be payable within 120 days after the Advisor or its Affiliates (as applicable) gives the Company written notice from time to time of its desire to sell all or a portion of the OP Units held by such Person to the Company. The purchase price for each OP Unit which the Advisor or its Affiliates elect to have repurchased shall be based on (a) following a listing event, the market value of the Company’s listed shares based upon the average share price for a period of thirty (30) days beginning the later of 90 days after the Shares are listed or the date of the request, (b) following any event referenced in (ii), above the value of the consideration received or to be received by the Company or its Shareholders on a per Share basis in connection with such a transaction and (c) following any event referenced in (iii), (iv) or (v) above, the amount attributable to the OP Units based on a valuation of the Company’s assets and liabilities obtained from an independent party mutually agreed upon by the Company on the one hand and the Advisor or its Affiliates, as applicable, on the other (“Valuation”).
     Section 9.8. Organization and Offering Expenses. Unless otherwise provided in any resolution adopted by the Board of Directors, the Company shall reimburse the Advisor and its Affiliates for Organization and Offering Expenses incurred by the Advisor or its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall in no event exceed 15% of the Gross Proceeds of each Offering.
     Section 9.9. Reimbursement for Operating Expenses. Unless otherwise provided in any resolution by the Board of Directors, the Company may reimburse the Advisor for Operating Expenses incurred by the Advisor, at the end of each fiscal quarter, except that the Company shall not reimburse the Advisor for Operating Expenses at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of each fiscal quarter of the Company, the Advisor will reimburse the Company for any amounts by which the Operating Expenses exceeded the 2%/25% Guidelines for such year, unless the Independent Directors determine, based on such unusual and non-recurring factors which they deem sufficient, that such excess was justified. Within 60 days after the end of any fiscal quarter of the Company for which Operating Expenses (for the 12 months just ended) exceed the 2%/25% Guidelines, the Advisor shall send a written disclosure of such fact to the Stockholders, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such higher Operating Expenses were justified, if applicable. Any such findings and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board of Directors. If the Independent

Directors do not determine that such excess Operating Expenses are justified, the Advisor shall reimburse the Company within a reasonable time after the end of such 12-month period the amount by which the Operating Expenses exceeded the 2%/25% Guidelines.
     Section 9.10. Limitation on Acquisition Fees and Acquisition Expenses. Unless otherwise provided in any resolution adopted by the Board of Directors, the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price of an Asset; provided however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.
ARTICLE X
INVESTMENT POLICIES AND LIMITATIONS
     Section 10.1. Review of Policies. The Independent Directors shall review the investment and borrowing policies of the Company with sufficient frequency (and, upon Commencement of the Initial Public Offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.
     Section 10.2. Certain Permitted Investments. Until such time as the Common Shares are Listed, the following provisions shall apply:
          (a) The Company may invest in Assets.
          (b) The Company may invest in Joint Ventures with an Affiliated Person if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on terms substantially similar to the terms of third parties making comparable investments.
          (c) Subject to any limitation in Section 10.3, the Company may invest in equity securities, provided that if such equity securities are not traded on a national securities exchange, such investment shall only be permitted if a majority of the disinterested Directors approve such transaction as being fair, competitive and commercially reasonable.
     Section 10.3. Investment Limitations. Until such time as the Common Shares are Listed, the following investment limitations shall apply. In addition to other investment restrictions imposed by the Board of Directors from time to time, consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:
          (a) Not more than 10% of the Company’s total Assets shall be invested in Unimproved Real Property or Mortgage loans on Unimproved Real Property.

          (b) The Company shall not invest in commodities or commodity futures contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company’s ordinary business of investing in Assets.
          (c) The Company shall not make or invest in any Mortgage (excluding any investment in Mortgage programs or commercial mortgage-backed securities), unless an appraisal is obtained concerning the underlying Asset except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with an Affiliated Person, such appraisal of the underlying property must be obtained from an Independent Expert.
          (d) The Company shall not make or invest in any Mortgage (excluding any investment in Mortgage programs or commercial mortgage-backed securities), including construction loans, on any one Property if the aggregate amount of all Mortgage loans outstanding on the Property, including the Mortgages of the Company, would exceed an amount equal to 85% of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all Mortgage loans outstanding on the Property, including the Mortgages of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.
          (e) The Company shall not invest in indebtedness (“Junior Debt”) secured by a Mortgage on Real Property which is subordinate to the lien or other indebtedness (“Senior Debt”), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company’s tangible Assets (which would be included within the 25% limitation).
          (f) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board of Directors at least quarterly. The maximum amount of such Leverage shall not exceed 300% of the Company’s Net Assets, unless the excess in borrowing over such level is approved by a majority of the Independent Directors and disclosed to the Stockholders in the next quarterly report of the Company following such borrowing, along with justification for such excess.

          (g) The Company shall not make or invest in any indebtedness secured by a Mortgage on Real Property that is subordinate to any mortgage or equity interest of the Advisor, the Directors, the Sponsor or an Affiliate of the Company.
          (h) The Company shall not engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by other persons.
          (i) The Company shall not issue (i) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to any repurchase plan adopted by the Board of Directors on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (ii) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt, as determined by the Board of Directors or a duly authorized officer of the Company; (iii) equity Securities on a deferred payment basis or under similar arrangements; or (iv) options or warrants to purchase shares to the Advisor, Directors, Sponsor or any Affiliate thereof except on the same terms if any as such options or warrants are sold to the general public. Options or warrants may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant.
          (j) A majority of the Directors or members of a duly authorized committee of the Board of Directors shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset. If a majority of the Independent Directors determine, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by an Independent Expert selected by the Independent Directors.
          (k) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.
          (l) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Company.
ARTICLE XI
CONFLICTS OF INTEREST
     Section 11.1. Sales to Company. The Company may purchase an Asset or Assets from an Affiliated Seller upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the Asset to such Affiliated Seller, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price paid by the Company exceed the Asset's current appraised value; provided that, in the case of a development, re-development or refurbishment project that the Company agrees to acquire prior to completion of the project, the appraised value of the Asset shall be based upon the completed value of the project as determined at the time the agreement to purchase such Asset is entered into.
     Section 11.2. Sales and Leases to an Affiliated Purchaser. An Affiliated Purchaser may purchase or lease Assets from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.
     Section 11.3. Other Transactions.
          (a) The Company shall not make Mortgage loans to an Affiliated Person, except for Mortgages pursuant to Section 10.3(c) in these Articles of Incorporation or to a subsidiary of the Company.
          (b) Any loans to the Company by an Affiliated Person must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.
          (c) Except as otherwise provided for herein, the Company shall not engage in any other transaction with an Affiliated Person unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Company and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties.
ARTICLE XII
LIABILITY LIMITATION, INDEMNIFICATION
AND TRANSACTIONS WITH THE COMPANY
     Section 12.1. Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the property or the affairs of the Company by reason of being a Stockholder.
     Section 12.2. Limitation of Liability.
          (a) Subject to any limitations set forth under Maryland law or in paragraph (b), no Director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Section 12.2(a), nor the adoption or amendment of any other provision of these Articles of Incorporation or Bylaws inconsistent with this Section 12.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
          (b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide that a Director, the Advisor or any Affiliate of the Advisor (the “Indemnitee”) be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:
     (i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.
     (ii) The Indemnitee was acting on behalf of or performing services for the Company.
     (iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.
     (iv) Such agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.
     Section 12.3. Indemnification.
          (a) Subject to any limitations set forth under Maryland law or in paragraph (b) or (c) below, the Company shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (iii) the Advisor or any of its Affiliates acting as an agent of the Company. The rights to indemnification and advance of expenses provided hereby shall vest immediately upon election of a Director or officer. The Company may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Company in any of the capacities described in (i) - (iii) above and to any employee or agent of the Company or a predecessor of the Company. The Board of Directors may take such action as is necessary to carry out this Section 12.3(a). No amendment of these Article of Incorporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          (b) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:
     (i) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.
     (ii) The Indemnitee was acting on behalf of or performing services for the Company.
     (iii) Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.
     (iv) Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.
          (c) Notwithstanding anything to the contrary contained in paragraph (a) above, the Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.
     Section 12.4. Payment of Expenses. The Company may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (b) the Indemnitee provides the Company with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company as authorized by Section 12.3 hereof, (c) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (d) the Indemnitee undertakes to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.
     Section 12.5. Express Exculpatory Clauses in Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s Assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.
ARTICLE XIII
AMENDMENTS
     Section 13.1. General. The Company reserves the right from time to time to make any amendment to these Articles of Incorporation, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Articles of Incorporation, of any Shares. All rights and powers conferred by these Articles of Incorporation on Stockholders, Directors and officers are granted subject to this reservation.
     Section 13.2. By Stockholders. Except for those amendments permitted to be made without any Stockholder approval under Maryland law or by provision of these Articles of Incorporation, the Directors may not amend these Articles of Incorporation without the approval of stockholders entitled to cast a majority of all votes entitled to be cast on the matter including if such amendment adversely affects the rights, preferences and privileges of the Stockholders or amends Sections 5.3 and 5.5 of Article V, Article X, Article XI, and Article XII hereof.
ARTICLE XIV
MERGER, CONSOLIDATION OR SALE OF COMPANY PROPERTY
     Section 14.1. Authority of Directors. Subject to the provisions of any class or series of Shares at the time outstanding, the Board of Directors shall have the power to:
          (a) merge the Company into another entity;
          (b) consolidate the Company with one or more other entities into a new entity;
          (c) sell or otherwise dispose of all or substantially all of the Company Assets; or
          (d) dissolve or liquidate the Company; provided; however, that except as otherwise permitted by law, such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon (other than a sale in the ordinary course of the Companys business or in connection with a liquidation and dissolution, as to which no such vote is required).

     Section 14.2. Roll-Up Transactions.
          (a) In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s Assets shall be obtained from an Independent Expert. The Company’s Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the Assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holder of Common Shares who vote against the proposed Roll-Up Transaction the choice of:
     (i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or
     (ii) one of the following:
     (1) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or
     (2) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets of the Company.
          (b) The Company is prohibited from participating in any proposed Roll-Up Transaction:
     (i) that would result in the holder of Common Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.8, and 12.1 of these Articles of Incorporation;
     (ii) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;
     (iii) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.7 and 8.8 hereof; or
     (iv) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is rejected by the holders of Common Shares.

ARTICLE XV
DURATION AND DISSOLUTION OF THE COMPANY
     Section 15.1. Duration. The Company shall continue perpetually unless terminated pursuant to Section 15.2 or pursuant to any applicable provision of the Maryland Corporation Law.
     Section 15.2. Dissolution.
          (a) Subject to the provisions of any class or series of Shares at the time outstanding, the Company may be dissolved upon the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon. Upon the dissolution of the Company:
     (i) The Company shall carry on no business except for the purpose of winding up its affairs.
     (ii) The Board of Directors shall proceed to wind up the affairs of the Company and all of the powers of the Board of Directors under these Articles of Incorporation shall continue, including the powers to fulfill or discharge the Company’s contracts, collect its Assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business.
     (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Company may distribute the remaining property of the Company among the Stockholders so that after payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of any Shares at the time outstanding shall be entitled, the remaining property of the Company shall, subject to any participating or similar rights of Shares at the time outstanding, be distributed ratably among the holders of Common Shares at the time outstanding.
          (b) After dissolution of the Company, the liquidation of its business and the distribution to the Stockholders as herein provided, the Company shall execute and file with the Department Articles of Dissolution certifying that the Company has been duly dissolved, and the Directors shall be discharged from all liabilities and duties hereunder, and the rights and interests of all Stockholders shall cease.
* * *
     THIRD: The amendment and restatement of the charter of the Company as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Company as required by law.

     FOURTH: The current address of the principal office of the Company in Maryland and the name and address of the Company’s current resident agent in Maryland are set forth in Article IV above.
     FIFTH: The number of directors of the Company and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.
     SIXTH: The total number of shares of stock which the Company had authority to issue immediately prior to the foregoing amendment and restatement of the charter of the Company was 200,000, $.001 par value per share, all of one class. The aggregate par value of all shares of stock having par value was $200.
     SEVENTH: The total number of shares of stock which the Company has authority to issue pursuant to the foregoing amendment and restatement of the charter of the Company is 2,000,000,000, consisting of 1,500,000,000 shares of Common Stock, $0.001 par value per share, and 500,000,000 shares of Preferred Stock, $0.001 par value per share. The aggregate par value of all authorized shares of stock having par value is $2,000,000.
     EIGHTH: The undersigned acknowledges these Articles of Amendment and Restatement to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[signature page follows]

     IN WITNESS WHEREOF, the Company has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Operating Officer, and attested to by its Secretary on this     day of                 , 2009.

HINES GLOBAL REIT, INC.

By:

Name:	Charles N. Hazen
Title:	President and Chief Operating Officer

ATTEST:

By:

Name:	Frank R. Apollo
Title:	Secretary